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                                                                    EXHIBIT 23.1



                            CONSENT OF ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 19, 1996 on the balance sheets of Smileage Dental Services, Inc. as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for the years then ended, which is included in this amendment to the Form 8-K of First Commonwealth, Inc. dated July 18, 1996, into the previously filed Form S-8 Registration Statement of First Commonwealth, Inc. (registration no.
333-00474).


/s/ BDO Seidman, LLP
BDO Seidman, LLP

September 27, 1996